CHAR1\1949859v2 FIRST AMENDMENT TO CREDIT AGREEMENT This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of April 3, 2023, by and among UNIVERSAL TECHNICAL INSTITUTE, INC., a Delaware corporation (“UTI”), UNIVERSAL TECHNICAL INSTITUTE OF ARIZONA, LLC, a Delaware limited liability company (“UTI AZ”, and, individually and collectively with UTI, hereinafter, the “Borrower”) and FIFTH THIRD BANK, NATIONAL ASSOCIATION, a federally chartered institution (“Lender”). WHEREAS, Borrower and Lender entered into that certain Credit Agreement, dated as of May 12, 2021, (as amended, restated, supplemented or otherwise modified from time to time in accordance with its provisions, the “Credit Agreement”). WHEREAS, Borrower has requested that Lender amend certain provisions of the Credit Agreement as set forth herein, and Lender is willing to consent to such request and to so amend the Credit Agreement to reflect such modifications, all on the terms and subject to the conditions of this Amendment. NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows: 1. Definitions. Capitalized terms used and not defined in this Amendment shall have the respective meanings given to them in the Credit Agreement. 2. Amendments to the Credit Agreement. Subject to the terms and conditions herein, the Credit Agreement is hereby amended in its entirety to read in the form attached hereto as Exhibit A (inclusive of any updated schedules and exhibits appended thereto). 3. Continuing Effect. Borrower and Lender each acknowledge and agree that the provisions of the Credit Agreement and the other Loan Documents are, and shall remain, in full force and effect and are in all respects confirmed, approved and ratified (subject to the waivers set forth in Section 3 hereof). Should there be any conflicts between the terms of the Loan Documents and the terms of this Amendment, the terms of this Amendment shall prevail. Nothing in this Amendment shall be construed to modify, waive or otherwise alter Lender’s rights or remedies under the Loan Documents (subject to the waivers set forth in Section 3 hereof). The amendments contained herein shall not be construed as a waiver or amendment of any other provision of the Credit Agreement or the other Loan Documents or for any purpose except as expressly set forth herein (including, without limitation, as set forth in Section 3 hereof) or a consent to any further or future action on the part of the Borrower that would require the waiver or consent of Lender. 4. Release. Borrower hereby knowingly and voluntarily releases all claims, counterclaims, setoffs, actions or causes of actions, damages or liabilities of any kind or nature whatsoever whether at law or in equity, in contract or in tort, whether now accrued or hereafter maturing (collectively, “Claims”) against Lender, its direct or indirect parent corporation or any direct or indirect affiliates of such parent corporation, or any of the foregoing’s respective directors, officers, employees, agents, attorneys and legal representatives, or the heirs, administrators, successors or assigns of any of them that directly or indirectly arise out of, are based upon, or are in any manner connected with any transaction, event, circumstance, action, or failure to act, whether known or unknown, which occurred, existed, was taken, permitted or begun at any time prior to the Effective Date in connection with the Loan Documents. 5. Conditions Precedent. This Amendment shall become effective upon the date (the “Effective Date”) on which the Lender shall have received: A. This Amendment, duly executed and delivered by Borrower; B. All fees and expenses incurred in each case in connection with this Amendment and the Loan Documents by Lender;

2 CHAR1\1949859v2 C. Satisfactory evidence that all corporate and other proceedings that are necessary in connection with this Amendment have been taken to the Lender and its counsel’s satisfaction, and the Lender and such counsel shall have received all such counterpart originals or certified copies of such documents as the Lender may request; D. A certificate signed by a responsible officer for Borrower, certifying that such Person’s organizational documents are in full force and effect on the date thereof, together with a good standing certificate issued as of a recent date by the applicable Secretary of State, with respect to Borrower; and E. Such other information and documents as may reasonably be required by Lender and its counsel in connection with this Amendment. 6. Representations and Warranties. Borrower hereby represents and warrants to Lender that: A. Each of the representations and warranties of each Borrower set forth in the Credit Agreement or a Guaranty, as applicable, and each other Loan Document are true and correct are true and correct in all material respects (or in all respects if qualified by materiality) on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or in all respects if qualified by materiality) as of such earlier date, after giving effect to this Amendment, and no Default or Event of Default has occurred and is continuing on and as of the Effective Date. B. Borrower has taken all necessary action to authorize the execution, delivery and performance of this Amendment, and this Amendment constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with their terms. C. No consent or authorization of, filing with, notice to or other act by, or in respect of, any governmental authority or any other Person is required in connection with this Amendment or the execution, delivery, performance, validity or enforceability of this Amendment, except consents, authorizations, filings and notices which have been obtained or made and are in full force and effect. 7. Loan Document. Borrower and Lender each acknowledge and agree that this Amendment constitutes a Loan Document. 8. Incorporated Terms. The provisions set forth in Section 7.10 [Governing Law; Jurisdiction] and Section 7.11 [JURY TRIAL WAIVER] are incorporated herein by reference, with full force and effect. 9. Counterparts. This Amendment may be executed in any number of counterparts, all of which shall constitute one and the same agreement, and any party hereto may execute this Amendment by signing and delivering one or more counterparts. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment. [Remainder of Page Intentionally Blank; Signature Page Follows]

Ex. A CHAR1\1949859v2 Exhibit A Credit Agreement (as amended) See attached.

CHAR1\1949791v5 CREDIT AGREEMENT This CREDIT AGREEMENT (the “Agreement”) is entered into as of May 12, 2021 (the “Effective Date”), by and among UNIVERSAL TECHNICAL INSTITUTE, INC., a Delaware corporation (“UTI”), UNIVERSAL TECHNICAL INSTITUTE OF ARIZONA, LLC, a Delaware limited liability company (“UTI AZ”, and, individually and collectively with UTI, hereinafter, the “Borrower”), and FIFTH THIRD BANK, NATIONAL ASSOCIATION, a federally chartered institution (“Lender”). Section 1 Definitions. Certain capitalized terms have the meanings set forth on Exhibit A attached hereto. Section 2 Term Loan. 2.1 Term Loan. (a) Subject to the terms and conditions hereof and in reliance upon the representations and warranties contained herein, Lender agrees to make a Loan Advance to Borrower on the Effective Date in a maximum principal amount not to exceed $31,150,000.00 (the “Term Loan” or “Loan”). Lender’s commitment to make the Term Loan shall expire at 2:00 p.m. U.S. Eastern Standard Time on the Effective Date. (b) Borrower shall execute and deliver to Lender a promissory note in the principal amount of the Term Loan (the “Term Note”) and bearing interest at such rate, and payable upon such terms, as specified in Sections 2.1, 2.2 and 2.3 of this Agreement, and in the Term Note. (c) Amounts borrowed under the Term Loan and repaid or prepaid may not be reborrowed. (d) The proceeds of the Term Loan will be used by Borrower for general working capital of Borrower and for such other business or commercial purposes. (e) Notwithstanding any provision to the contrary, whether herein or in the other Loan Documents, the entire unpaid balance of the Term Loan, plus all accrued and unpaid interest, and any other charges, advances and fees, if any, outstanding shall be due and payable in full on the Termination Date. 2.2 Interest. The Loans and the Notes will automatically bear interest at a floating rate per annum equal to the Tranche Rate, plus the Tranche Rate Adjustment, plus the Applicable Margin. Any adjustment in the applied interest rate resulting from a change in the Tranche Rate, or any Successor Rate utilized by Lender to fund or maintain its funding of all or any portion of the Loan hereunder shall become effective as of the opening of business on the date of each change (or if not a Business Day, the beginning of the next Business Day), provided however, that the first adjustment in the Tranche Rate following the First Amendment Effective Date shall occur on April 1, 2023. Lender shall not be required to notify Borrower of any adjustment in the Tranche Rate; however, Borrower may request a quote of the prevailing Tranche Rate on any Business Day. Interest accruing based on the Tranche Rate or Successor Rate shall be: (i) calculated based on a 360-day year and charged for the actual number of days elapsed and (ii) payable in arrears on the first day of each calendar month, commencing on June 1, 2021. 2.3 Tranche Rate Provisions. (a) [Reserved]. (b) Temporary Replacement of the Tranche Rate and Tenor Replacement. In the event Lender shall determine that: (i) the Tranche Rate is unavailable, unrepresentative, or unreliable, (ii) the Tranche Rate as determined by Lender will not adequately and fairly reflect the cost to Lender of funding the Tranche Rate Loans, or (iii) the making or funding of Tranche Rate Loans has become impracticable; then, in any such case, Lender shall promptly provide notice of such determination to Borrower (which shall be conclusive and binding on Borrower absent manifest error), and each Tranche Rate Loan will automatically become a Base Rate Loan, and the obligations of Lender to make Tranche Rate Loans shall be suspended until Lender determines that the circumstances giving rise to such suspension no longer exist, in which event Lender shall so notify Borrower.

CHAR1\1949791v5 At any time (including in connection with the implementation of a Successor Rate), Lender may remove any tenor of a Tranche Rate that is unavailable, non-representative, or not in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, in Lender’s sole discretion, for Tranche Rate settings; provided however that Lender may reinstate such previously removed tenor for Tranche Rate settings, if Lender determines in its sole discretion that such tenor has become available and representative again. (c) Tranche Rate Replacement. (i) Notwithstanding anything to the contrary herein or in any other Loan Document (and any Rate Management Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 2.3(c)), but without limiting Section 2.3(b) above, if Lender determines (which determination shall be conclusive and binding on Borrower absent manifest error) that any of the circumstances described in Section 2.3(b)(i)-(iii) has occurred and is unlikely to be temporary or the administrator of the Tranche Rate or a governmental authority having or purporting to have jurisdiction over Lender has made a public statement identifying a specific date (the “Scheduled Unavailability Date”) after which the Tranche Rate will no longer be representative or made available or used for determining the interest rate of loans or otherwise cease or no longer be in compliance or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Benchmarks, and there is no successor administrator satisfactory to Lender, then on a date and time determined by Lender, but no later than the Scheduled Unavailability Date, the Tranche Rate will be replaced hereunder and under any other Loan Document with Daily Simple SOFR. (ii) Notwithstanding anything to the contrary herein, if Lender determines that the Successor Rate designated in Section 2.3(c)(i) above is not available or administratively feasible, or if any of the circumstances described in Section 2.3(c)(i) with regard to the Tranche Rate has occurred with respect to a Successor Rate then in effect, Lender may replace the Tranche Rate or any then current Successor Rate in accordance with this Section 2.3(c) with another alternative benchmark rate and a Spread Adjustment, giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities and any recommendations of a relevant governmental authority, and which Spread Adjustment or method for calculating such Spread Adjustment shall be published on an information service as selected by Lender from time to time in its reasonable discretion. (iii) If the Successor Rate is based on Daily Simple SOFR, interest shall be due and payable on a monthly basis. (iv) Any such alternative benchmark rate and Spread Adjustment shall constitute a Successor Rate hereunder. Any Successor Rate shall become effective on the date set forth in a written notice provided by Lender to Borrower (such date to be five or more Business Days after the date of such notice), and, for the avoidance of doubt, from and after such date (i) all Tranche Rate Loans shall bear interest at the Successor Rate; and (ii) all references herein and in any other Loan Documents to “Tranche Rate” shall mean and refer to the Successor Rate. (v) Notwithstanding anything to the contrary herein, if the Successor Rate would be less than the Floor, the Successor Rate will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents. (vi) Lender does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, or any other matter related to the Tranche Rate or any Successor Rate, including the selection of such rate, any related Spread Adjustment, or any Conforming Changes, or whether the composition or characteristics of any Successor Rate and Spread Adjustment or Conforming Changes will be similar to, or produce the same value or economic equivalence of, the initial Tranche Rate. (vii) Notwithstanding anything to the contrary contained herein, if, after the Effective Date, Borrower enters into a Rate Management Agreement with respect to all or part of a Tranche Rate Loan and the floating interest rate under the Rate Management Agreement is Daily Simple SOFR, Lender may replace the Tranche Rate hereunder with Daily Simple SOFR and a Spread Adjustment without the consent

CHAR1\1949791v5 of any other party hereto; provided further that, if subsequent thereto, Lender and Borrower amend such Rate Management Agreement to include, or terminate such Rate Management Agreement and enter into a new Rate Management Agreement with, a floating interest rate thereunder of the original Tranche Rate, then Lender may further replace Daily Simple SOFR hereunder with the original Tranche Rate (and a Spread Adjustment, if applicable) hereunder without the consent of any other party hereto; and, in either such event, (A) such rate shall be a Successor Rate hereunder, and (B) Lender shall provide written notice thereof to Borrower. (d) Illegality. Notwithstanding any other provisions hereof, if any law shall make it unlawful for Lender to make, fund or maintain Tranche Rate Loans, Lender shall promptly give notice of such circumstances to Borrower. In such an event, all outstanding Tranche Rate Loans shall be converted automatically to Successor Rate Loans. (e) Tranche Rate Breakage Fee. Borrower shall promptly pay to Lender an amount equal to any losses, expenses and liabilities (including any loss (including interest paid) in connection with the redeployment of funds procured by Lender at the Tranche Rate) that Lender sustains as a result of funding or maintaining any Tranche Rate Loan in accordance with the terms hereof. (f) Increased Costs. If, after the Effective Date, any change in law: (i) shall impose, modify or deem applicable any reserve (including any reserve imposed by the Board of Governors of the Federal Reserve System, or any successor thereto, but excluding any reserve included in the determination of the Tranche Rate pursuant to the provisions of this Agreement), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by Lender, or (ii) shall impose on Lender any other condition affecting its Tranche Rate Loans, any of its notes issued pursuant hereto (if any) or its obligation to make Tranche Rate Loans; and the result of anything described in these clauses (i) and (ii) above is to increase the cost to (or to impose a cost on) Lender of making or maintaining any Tranche Rate Loan, or to reduce the amount of any sum received or receivable by Lender under this Agreement or under any of its notes issued pursuant hereto (if any) with respect thereto, then upon demand by Lender, Borrower shall promptly pay directly to Lender such additional amount as will compensate Lender for such increased cost or such reduction, as long as such amounts have accrued on or after the day which is nine (9) months prior to the date on which Lender first made demand therefor (except that, if the occurrence giving rise to such increased cost or reduction is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof). (g) Conforming Changes. In connection with the use, implementation, or administration of the Tranche Rate, including any temporary or permanent replacement for the Tranche Rate, Lender will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. Lender will promptly notify Borrower of the effectiveness of any Conforming Changes in connection with the use, implementation, or administration of the Tranche Rate, or any temporary or permanent replacement of the Tranche Rate. 2.4 Payments; Late Payments. (a) The principal amount of the Term Note will be payable in eighty-four (84) monthly installments of principal, plus accrued interest, which will be due beginning on June 1, 2021 and continuing on the first day of each calendar month thereafter. The eighty-four (84) monthly installments of principal will be in such amounts as set forth on Schedule I attached hereto, plus accrued interest, and the eighty-fifth (85th) and final installment will be in the amount of the entire unpaid balance of the Term Loan, plus all accrued and unpaid interest, and any other charges, advances and fees, if any, outstanding under the Term Loan. Notwithstanding anything herein to the contrary, the outstanding principal plus accrued and unpaid interest will be due and payable on the Termination Date. (b) All payments by Borrower under this Agreement and the Notes will be in lawful money of the United States of America, and, unless otherwise provided in this Agreement or instructed by Lender in writing from time to time, Borrower will make all payments required under this Agreement, the Notes and under any of the other Loan Documents in immediately available funds to an account designated by Lender from time to time.

CHAR1\1949791v5 (c) Borrower shall make all payments of principal, interest and all other Obligations no later than 3:00 p.m. U.S. Eastern Standard Time, on the day such payments are due. For purposes of computing interest and fees as of any date, all payments shall be deemed received on the Business Day on which immediately available funds therefor are received by Lender prior to 3:00 p.m. Cincinnati, Ohio time. Payments received by Lender after 2:00 p.m. Cincinnati, Ohio time on any Business Day or on a day that is not a Business Day shall be deemed to have been received on the following Business Day. In the event any payment becomes due and payable on a date which is not a good Business Day, such payment shall become due and payable on the next successive Business Day. (d) Borrower agrees that, with regard to late payments: (i) Borrower shall pay to Lender a late payment fee equal to three percent (3%) of any payment of principal not paid when due (whether by maturity, acceleration or otherwise), and (ii) any portion of the Obligation not paid when due (whether by maturity, acceleration or otherwise) shall bear interest thereafter until paid at the Default Rate; provided that this Section 2.3(d) shall not be deemed to constitute a waiver of any Event of Default or an agreement by Lender to permit any late payments whatsoever. Borrower acknowledges that late payment to Lender of any sums due hereunder or the Notes will cause Lender to incur costs not contemplated hereunder or the other Loan Documents, the exact amount of which will be impracticable or extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges. Borrower and Lender agree that the late payment fee represents a fair and reasonable estimate of the costs Lender will incur by reason of late payment. (e) “Default Rate” means three percent (3%) in excess of the interest rate otherwise in effect under amounts outstanding under such Note. In no event shall the interest rate accruing under such Note be increased to be in excess of the maximum interest rate permitted by applicable state or federal usury laws then in effect. 2.5 Prepayment. (a) Optional. Borrower may prepay any portion of the Loans in whole or in part at any time without premium or penalty; provided that if Borrower makes any such prepayment in respect of the Term Loan other than on a regularly scheduled payment date, Borrower (a) with such prepayment, shall pay all accrued interest on the principal amount prepaid (unless less than all of the principal amount of the Term Note is being prepaid, in which case such interest shall be due and payable on the next scheduled interest payment date), and (b) shall promptly reimburse Lender and hold Lender harmless solely as may be required under the Rate Management Agreement and subject to the terms therein. Lender’s reasonable determination of the amount of such reimbursement shall be conclusive in the absence of manifest error. (b) Required. If, pursuant to Sections 4.22, 4.23 or 4.24, Borrower is not in compliance with the requisite Funded Indebtedness to Consolidated EBITDA, Loan to Value, or Debt Service Coverage Ratio requirements on the dates of determination as further set forth in this Agreement and borrower elects to cure, Borrower shall promptly, within the timeframes set forth below in Section 5.1(m), (i) pay down the Term Loan to Lender in immediately available funds in an amount as may be necessary to cure any such breach, or (ii) provide the Resizing Amount in accordance with the terms of this Agreement. If Borrower has delivered to Lender a Resizing Amount pursuant to Section 5.1(m) hereof, and subsequently provides written confirmation to Lender of compliance with the Funded Indebtedness to Consolidated EBITDA, Debt Service Coverage Ratio or Loan to Value covenant set forth below in Sections 4.22, 4.23 or 4.24, then so long as no Event of Default then exists as of the date Borrower demonstrates such compliance, Lender will return the Resizing Amount (whether cash or a letter of credit)(along with any interest actually earned on such Resizing Amount collateral) to Borrower. 2.6 One General Obligation. All advances of credit to, or for the benefit of, Borrower under this Agreement and under any other Loan Document constitute one loan, and all of the Obligations constitute one obligation. The Loans and all other advances or extensions of credit to, or for the benefit of, Borrower under this Agreement or the other Loan Documents and all other Obligations are made on the security of the Mortgage. Section 3 Representations and Warranties. Borrower hereby warrants and represents to Lender the following as of the date hereof:

CHAR1\1949791v5 3.1 Organization and Qualification. Borrower is a limited liability company or corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the power and authority to carry on its business and to enter into and perform this Agreement and the other Loan Documents, and is qualified and licensed to do business in each jurisdiction in which the failure to be so qualified and in good standing could reasonably be expected to have a Material Adverse Effect. 3.2 Due Authorization. The execution, delivery and performance by Borrower of this Agreement and the other Loan Documents has been duly authorized by all necessary action, and shall not contravene any law or any governmental rule or order binding on Borrower, or the articles of organization, articles of incorporation, operating agreement, bylaws, or other governing instruments of Borrower, nor, to Borrower’s knowledge, violate any agreement or instrument by which Borrower is bound nor result in the creation of a lien on any assets of Borrower except the lien granted to Lender. Borrower has duly executed and delivered to Lender this Agreement and the other Loan Documents and they are valid and binding obligations of Borrower enforceable against it according to their respective terms, except as limited by equitable principles and by bankruptcy, insolvency or similar laws affecting the rights of creditors generally. 3.3 Litigation. There are no suits or proceedings pending or, to Borrower’s knowledge without investigation, threatened against or affecting Borrower or the Property which would reasonably be expected to result in a Material Adverse Effect, and no proceedings before any governmental body are pending or, to the knowledge of Borrower without investigation, threatened against Borrower or the Property which would reasonably be expected to result in a Material Adverse Effect. 3.4 Utilities; Authorities. All utilities necessary for the use, operation and occupancy of the Property (including, without limitation, water, storm sewer, sanitary sewer and drainage, electric, gas and telephone facilities) are available at the boundaries of the Real Property (or in the streets adjoining the Real Property), and all requirements for the use of such utilities have been fulfilled. To Borrower’s knowledge, all building, zoning, safety, disabled persons, health, fire, water district, sewerage and environmental protection agency permits and other licenses and permits which are required by any governmental authority for the use, occupancy and operation of the Property have been obtained by or furnished to Borrower and are in full force and effect. 3.5 Laws and Taxes. To Borrower’s knowledge without investigation, Borrower is in material compliance with all laws, regulations, rulings, orders, injunctions, decrees, conditions or other requirements applicable to or imposed upon Borrower by any law or by any governmental authority, court or agency, the failure of which would reasonably be expected to result in a Material Adverse Effect. Borrower has filed all required tax returns and reports (or filed appropriate extensions therefore) that are now required to be filed by it in connection with any federal, state and local tax, duty or charge levied, assessed or imposed upon Borrower or its assets, including unemployment, social security, and real estate taxes, the failure of which would reasonably be expected to result in a Material Adverse Effect. Borrower has paid all taxes which are now due and payable on the Property. To Borrower’s actual knowledge, no taxing authority has asserted or assessed any additional tax liabilities against Borrower which are outstanding on this date which would reasonably be expected to result in a Material Adverse Effect. 3.6 Financial Condition. All financial statements relating to Borrower or the Property which have been delivered to Lender are, to Borrower’s knowledge, true and correct in all material respects as of the date of such reports and have been prepared in accordance with generally accepted accounting principles consistently applied, or such other form as requested in accordance with Section 4.4 hereof. Borrower has no material obligations or liabilities of any kind that are known to Borrower and which are reasonably likely to have a Material Adverse Effect that are not disclosed in those financial statements, and, to Borrower’s knowledge, there has been no change resulting in a Material Adverse Effect in the financial condition of Borrower nor has Borrower suffered any damage, destruction or loss which has had a Material Adverse Effect since the submission of the most recent financial information to Lender. 3.7 No Defects. To Borrower’s knowledge, there are no defects in the design or construction of the Property which would have a Material Adverse Effect. 3.8 Defaults. To Borrower’s actual knowledge, Borrower is not in breach of any material agreement applicable to it or the Property which would reasonably be expected to result in a Material Adverse Effect, and there does not now exist any material default or violation by Borrower of or under any of the terms, conditions or obligations of its articles of organization, articles of incorporation, operating agreement, bylaws, or other governing instruments.

CHAR1\1949791v5 3.9 Environmental Laws. Except as previously disclosed in the Environmental Report and except as disclosed and agreed to in the Indemnity, Borrower has no actual knowledge of the presence on, under or about the Property, now or in the past, of any Hazardous Substances, or of the transportation to or from the Property of any Hazardous Substances. 3.10 Margin Stock. No part of the Loans shall be used to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock. If requested by Lender, Borrower shall furnish to Lender statements in conformity with the requirements of Federal Reserve Form U-1. 3.11 Purchase Options. As of the Effective Date, no Person has any outstanding exercisable rights with respect to the purchase or sale of any portion of the Property, including, without limitation, any right of first offer or refusal, or purchase option. 3.12 Full Disclosure. No representation or warranty made by Borrower in this Agreement or any other Loan Document to which it is a party, or in any other document furnished from time to time in connection herewith or therewith knowingly contains or will knowingly contain at the time such representation is made or such document furnished, any untrue statement of a material fact or knowingly omits or will knowingly omit to state any material fact necessary to make the statements herein or therein not misleading. Section 4 Covenants. Borrower covenants with Lender that, from and after the date of this Agreement until the Obligations are paid and satisfied in full: 4.1 Compliance with Laws. Borrower shall comply or use commercially reasonable efforts to cause compliance in all material respects with all laws, regulations, rulings, orders, injunctions, decrees, conditions or other requirements applicable to or imposed upon Borrower by any law or by any governmental authority, court or agency governing the use and operation of the Property. Reasonable evidence of such compliance shall be submitted to Lender on written request. 4.2 Inspection. Upon reasonable prior written notice, Borrower shall permit inspection of the Property by Lender and any agent or designee of Lender. In addition, upon reasonable prior written or oral notice, Borrower shall permit Lender and/or its agents and designees access to and the right to inspect, audit and copy all books, records, contracts and other documents and information relating to the Property. All such books, records and accounts of operations relating to the Property shall be kept in accordance with sound accounting practices consistently applied. Borrower shall promptly respond to any inquiry from Lender for information with respect to the Property, provided that Borrower shall only be required to provide such requested information that is prepared by Borrower in the ordinary course of Borrower’s business; and provided, however, that Lender shall at all times be entitled to rely upon any statements or representations made by Borrower or any agent thereof. 4.3 Mechanics’ and Similar Liens and Claims Borrower shall not permit any mechanics’, labor, materialmans’ and/or similar lien or stop notice claims to be filed or otherwise asserted against the Property or Lender in respect of the Property, or against any funds due any contractor or subcontractor, and Borrower shall promptly (and in any event within 30 days after Borrower has received notice of such filing) discharge or cause to be discharged (or bond over in accordance with applicable law) the same in case of the filing of any claims for lien or proceedings for the enforcement thereof; provided that in connection with any such lien or claim which Borrower may in good faith desire to contest, Borrower may contest the same by appropriate legal proceedings diligently prosecuted, but only if Borrower shall furnish to and Lender such security or indemnity as Lender requests (and bonding over shall suffice as acceptable security for Lender). With respect to the matters set forth in this Section 4.3, if Borrower shall (a) fail promptly to discharge or bond over any asserted liens or claims in accordance with the above terms and conditions, or (b) fail promptly to contest asserted liens or claims or to give security or indemnity in the manner provided in this Section 4.3, or (c) having commenced to contest the same, and having given such security or indemnity, fail to prosecute such contest with diligence, or to maintain such indemnity or security so required by Lender for its full amount, or (d) upon adverse conclusion of any such contest, fail promptly to cause any judgment or decree to be satisfied and lien to be released, then Lender may, but shall not be required to, following written notice to Borrower and a reasonable opportunity to cure (which shall be not less than thirty (30) days), procure the release and discharge of any such claim and any judgment or decree thereon and, further, may, in its sole discretion, effect any settlement or compromise of the same

CHAR1\1949791v5 if, in the reasonable judgment of Lender, the validity, applicability, or non-payment of such shall place the Property in imminent danger of being sold, forfeited, terminated, canceled or lost, and any amounts so expended by Lender, including premiums paid or security furnished in connection with the issuance of any surety company bonds, shall be deemed to constitute disbursements of the proceeds of the Loans hereunder, shall be payable upon demand and shall bear interest from the date so disbursed until paid at the Default Rate. In settling, compromising or discharging any claims for lien or otherwise as permitted under this Section 4.3, Lender shall not be required to inquire into the validity or amount of any such claim. 4.4 Financial Statements; Compliance Certificates. In addition to any other financial statements required to be delivered to Lender pursuant to the provisions of any of the other Loan Documents, Borrower will or will cause from time to time to be furnished to Lender the following information and reports concerning Borrower and/or the Property: (a) Within thirty (30) days after filing, a copy of Borrower’s 10-K; (b) Within thirty (30) days after filing, a copy of Borrower 10-Q; (c) Within ninety (90) days after the end of each fiscal year of Borrower, a projected income statement substantially in the form attached as Exhibit B for the subsequent fiscal year prepared in accordance with generally accepted accounting principles consistently applied. (d) Within thirty (30) days after filing the annual report on form 10-K or each quarterly report on form 10-Q of Borrower, a compliance certificate in form and substance satisfactory to the Lender demonstrating compliance with Section 4.22 and 4.23 hereof, certified by the Chief Executive Officer, Chief Financial Officer, or General Counsel, or such other responsible officer as may be authorized from time to time by Borrower to deliver or enter into such documentation with Lender. 4.5 Affirmation of Representations and Warranties. Borrower agrees that all representations and warranties of Borrower contained in Section 3 of this Agreement shall remain true in all material respects as of the date they were made until the Loans and all Obligations are repaid and satisfied in full. 4.6 Title. Except for (a) the Mortgage and other security for the Obligations, (b) the lien of general real estate taxes payment of which is not yet due, (c) mechanics’, labor, materialmans’ or other similar liens which are contested in the manner permitted in Section 4.3 above, and (d) any other Permitted Exceptions, Borrower shall keep its fee simple title to the Property free and clear of all liens (other than Permitted Encumbrances), claims and encumbrances, whether senior or junior to or at parity with the Mortgage. Notwithstanding the foregoing, and provided that no Event of Default has occurred and is continuing, Borrower may, without the consent of Lender, grant easements, restrictions, covenants, reservations and rights of way, in the ordinary course of business for one-way or reciprocal access, parking, water and sewer lines, telephone and telegraph lines, electric lines, cellular towers and other utilities, parking and access or for other similar purposes (“Permitted Easements”), provided that Borrower uses commercially reasonable efforts to provide Lender not less than ten (10) Business Days prior written notice thereof accompanied by the applicable documentation pertaining to such transfer, conveyance or encumbrance, and no such transfer, conveyance or encumbrance shall impose liabilities or obligations on Borrower that would be reasonably likely to have a Material Adverse Effect. In connection with any Permitted Easement, if Borrower requests Lender’s consent thereto and provides Lender with a form of the instrument reasonably necessary or appropriate to subordinate the lien of the security instrument to such easements, restrictions, covenants, reservations and rights of way or other similar grants, Lender shall not unreasonably withhold its consent and shall execute and deliver such instrument upon receipt by Lender of (a) a copy of the instrument of transfer, (b) an certificate from Borrower certifying that the conditions set forth in subsection (ii) hereof have been satisfied and (c) reimbursement of all Lender’s reasonable actual out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with Lender’s review of such action and the documentation related thereto, and the execution and delivery by Lender of the instruments to be delivered by Lender pursuant to this Section 4.6 provided that such instrument does not impose any liability upon Lender. 4.7 Proceedings Affecting Property. If any proceedings are filed seeking to enjoin or otherwise prevent or declare invalid or unlawful the occupancy, use, maintenance or operation of the Property, or any portion thereof, Borrower shall use commercially reasonable efforts to cause such proceedings to be vigorously contested in good faith,

CHAR1\1949791v5 and in the event of an adverse ruling or decision, prosecute all commercially reasonable allowable appeals therefrom, and shall, without limiting the generality of the foregoing, resist the entry or seek the stay of any temporary or permanent injunction that may be entered, and use its commercially reasonable efforts to bring about a favorable and speedy disposition of all such proceedings. All such proceedings, including without limitation, all of Lender’s costs, and fees and disbursements of Lender’s counsel in connection with any such proceedings, whether or not Lender is a party thereto, shall be at Borrower’s expense. To the extent that Lender incurs any such expenses, including attorneys’ fees and fees and charges for court costs, bonds and the like, Borrower shall reimburse Lender for such expenses and the amount due Lender shall bear interest at the rate under the Term Loan from the date so incurred by Lender until repaid to Lender and shall be payable to Lender on demand. Disposal and Encumbrance of Property. Except as otherwise expressly provided in the Loan Documents, Borrower shall not suffer, permit or enter into any agreement for any sale, lease, transfer, or in any way encumber or dispose of or grant or suffer any security or other assignment (collateral or otherwise) of or in all or any portion of the Property, except for Permitted Leases (as defined below), Permitted Encumbrances, and any modification or amendment of the same. Any consent given by Lender or any waiver of default under this Section, shall not constitute a consent to, or waiver of any right, remedy or power of Lender under any subsequent default hereunder. 4.8 Notice of Material Adverse Effect. Borrower shall promptly give to Lender notice of the occurrence of any Material Adverse Effect. 4.9 Limitation on Distributions. Provided that Borrower is not in breach of the covenant set forth in Section 4.23 (Debt Service Coverage Ratio) of the Credit Agreement (or Borrower has provided the Resizing Amount in accordance with this Agreement), and provided further that no Event of Default then exists, Borrower may, without the consent of Lender declare or pay any dividend or distributions, including, but not limited to, Preferred Dividends. 4.10 Additional Documents. Except with regard to any subordinate financing, Borrower shall not execute or record any document pertaining to, affecting or running with all or any portion of the Property, including, without limitation, any plat or subdivision map, without the prior written approval of Lender of the form and substance of such documents, which approval shall not be unreasonably withheld. Upon granting such approval, Lender agrees to execute such consents and subordination agreements with respect to such documents as are acceptable to Lender in its reasonable discretion. 4.11 Costs. Borrower shall reimburse Lender for any and all fees, costs and expenses including, without limitation, reasonable attorneys’ fees, other professionals’ fees, appraisal fees, title fees, environmental assessment fees (including Phase I and Phase II assessments), expert fees, court costs, litigation and other expenses (collectively, the “Costs”) incurred or paid by Lender or any of its officers, employees or agents in connection with: (a) the preparation, negotiation, procurement, review, administration or enforcement of this Agreement, the Notes, any other Loan Documents or any instrument, agreement, document, policy, consent, waiver, subordination, release of lien, termination statement, satisfaction of mortgage, financing statement or other lien search, recording or filing related thereto (or any amendment, modification or extension to, or any replacement or substitution for, any of the foregoing), whether or not any particular portion of the transactions contemplated during such negotiations is ultimately consummated, (b) any out-of-pocket fees and expenses related to this Agreement, and (c) the defense, preservation and protection of Lender’s rights and remedies thereunder, including without limitation, its security interest in the Property or any other property pledged to secure the Loans, whether incurred in bankruptcy, insolvency, foreclosure or other litigation or proceedings or otherwise. The Costs shall be due and payable upon demand by Lender and such Costs incurred by Lender up to and including the Effective Date shall be included in the closing statement with the Title Company. If thereafter Borrower fails to pay the Costs when upon such demand, Lender is entitled to disburse such sums as an additional advance under the terms of this Agreement. Thereafter, the Costs shall bear interest from the date incurred or disbursed at the highest rate set forth herein. This provision shall survive the termination of this Agreement and/or the repayment of any amounts due or the performance of any Obligation. 4.12 Changes in Property Restrictions. Borrower shall not initiate, join in or consent to any change in any applicable zoning ordinance, general plan or similar law, or to any private restrictive covenant or any similar public or private restriction on the use of the Property, except with the prior written consent of Lender (not to be unreasonably withheld, conditioned or delayed).

CHAR1\1949791v5 4.13 Existence. Borrower shall maintain its existence and/or qualified to do business as a limited liability company or corporation, as applicable, in good standing under the laws of the State of Delaware and each other jurisdiction in which it is required to be so qualified. 4.14 Notice of Certain Matters. Borrower shall give notice to Lender, within fifteen (15) days after Borrower obtains actual knowledge thereof, of each of the following: (a) any litigation or claim affecting or relating to the Property and involving an amount in excess of $1,000,000.00, whether covered by insurance or not, that could reasonably be expected to have a Material Adverse Effect; (b) any dispute between Borrower and any governmental agency relating to the Property, the adverse determination of which would reasonably be expected to have a Material Adverse Effect; (c) the creation or imposition of any mechanics’, labor, materialmans’ or other similar lien or other lien against the Property that is not discharged or bonded over within 15 days from the date of Borrower’s actual knowledge thereof; except as disclosed in the Environmental Report, the presence of any Hazardous Substances on, under or about the Property (other than as used in the normal course of Borrower’s operations at the Property); any enforcement, clean-up, removal or other action or requirement of any governmental agency relating to any such Hazardous Substances; and the existence of any occurrence or condition on any property or in the vicinity of the Property that could cause the Property to be otherwise subject to any restrictions relating to Hazardous Substances and result in a Material Adverse Effect; and/or (d) any occurrence of a Material Adverse Effect. 4.15 Further Assurances. Borrower shall execute and acknowledge (or cause to be executed and acknowledged) and deliver to Lender all documents, and take all actions, reasonably required by Lender from time to time to confirm the rights created or now or hereafter intended to be created under the Loan Documents, to protect and further the validity, priority and enforceability of the Loan Documents, to subject to the Loan Documents and any property intended by the terms of any Loan Document to be covered by the Loan Documents, or otherwise to carry out the purposes of the Loan Documents. 4.16 Amendment of Organizational Documents. Borrower shall deliver to Lender a copy of any amendment to the articles or organizational document of Borrower reasonably promptly after the execution of any such amendment. 4.17 Merger; Disposition of Assets. UTI AZ shall not (a) merge or consolidate with any entity unless UTI AZ shall be the continuing or surviving Person, (b) [intentionally deleted], or (c) consummate, or take or permit any action to effectuate, a statutory division under applicable law (including any transfer or allocation of assets effected by any such statutory division) of UTI AZ. 4.18 Intentionally Deleted. 4.19 Insurance. Borrower shall maintain insurance in accordance with the Mortgage and comply with all covenants related thereto. 4.20 Casualty Loss; Proceeds of Insurance. Borrower will give the Lender prompt written notice of any loss or damage to the Property, or any part thereof, by fire or other casualty. In case of loss or damage covered by any one of the insurance policies maintained with respect to the Property, all proceeds of such insurance policies will be applied in accordance with the Mortgage. 4.21 Condemnation and Eminent Domain. Any and all awards heretofore or hereafter made or to be made to Borrower (or any subsequent owner of the Property, or any part thereof) by any governmental or other lawful authority for the taking, by condemnation or eminent domain, of all or any part of the Property (including any award from the United States government at any time after the allowance of a claim therefor, the ascertainment of the amount thereto,

CHAR1\1949791v5 and the issuance of a warrant for payment thereof), are hereby assigned by the Borrower to the Lender, which awards will be prosecuted and applied in accordance with the Mortgage. 4.22 Funded Indebtedness to EBITDA Ratio. Borrower shall not permit its Funded Indebtedness to Consolidated EBITDA, on a consolidated basis, to be greater than 3.50 to 1.00 at the end of any fiscal quarter in respect of any trailing twelve (12) month period, as of each determination date, which determination dates shall commence on June 30, 2021, and occur on the last day of each fiscal quarter thereafter. 4.23 Debt Service Coverage Ratio. Borrower shall not permit its Debt Service Coverage Ratio, on a consolidated basis, to be less than 1.25 to 1.00 in respect of any trailing twelve (12) month period as of each determination date, which determination dates shall commence on September 30, 2021, and occur on each September 30th thereafter. 4.24 Loan to Value. Commencing on the third year anniversary of the making of the Effective Date, and upon any date thereafter (but not more than once prior to the Termination Date), Lender may require a maximum loan to value of 70% based on a new appraisal on each determination date thereafter, at Borrower’s cost (“Loan to Value”). Section 5. Events of Default and Remedies. 5.1 Events of Default. The occurrence of any of the following events shall be an event of default (each, an “Event of Default”): (a) Any representation or warranty made by or on behalf of Borrower herein, in any of the Loan Documents or in any other statement, certificate or document delivered to Lender pursuant to any such Loan Document, is incorrect or misleading when made, deemed made or reaffirmed; or (b) Borrower defaults in the payment of any principal or interest on the Term Note when due and payable (whether by acceleration or otherwise) and such amount is not received by Lender within five (5) days thereafter, or Borrower defaults in the payment of any other sum required to be paid to Lender under any Loan Document within seven (7) days following written notice to Borrower that the same is due and payable; or (c) Other than with respect to Sections 4.22, 4.23, and 4.24, Borrower fails to observe, comply with or perform any other covenant, condition or agreement herein or in any of the other Loan Documents and fails to cure such default within thirty (30) days after receipt of notice from Lender of the occurrence thereof (provided that, with respect to any default or breach specified in this subsection (c) that cannot be cured by within such 30 day period and Borrower shall have commenced the cure within such 30 day period, and thereafter diligently and expeditiously proceeds to cure the same, such 30 day period shall be extended for so long as it shall require Borrower in the exercise of due diligence to cure the same (up to a maximum of 90 days), provided that such grace period shall not apply to (i) a breach of any covenant that, in Lender’s good faith judgment, cannot be cured, or (ii) any failure to maintain insurance in accordance with the Mortgage not cured within five (5) days, or (iii) any additional breach of a covenant for which an Event of Default exists but has not been cured within the permitted time therefor, provided however, that nothing in this subsection (iii) shall in any way limit Borrower’s ability to cure such breach(es) which may have been undertaken, but not yet complete). (d) A court enters a decree or order for relief with respect to Borrower in an involuntary case under any applicable bankruptcy, insolvency or other similar law then in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) for Borrower or any substantial part of its Property, or orders the wind-up or liquidation of Borrower’s affairs; or a petition initiating an involuntary case under any such bankruptcy, insolvency or similar law is filed, and in each case, is pending for sixty (60) days without dismissal; or (e) Borrower commences a voluntary case under any applicable bankruptcy, insolvency or other similar law in effect, or makes any general assignment for the benefit of creditors, or fails generally to pay its debts as such debts become due, or takes company or other action in furtherance of any of the foregoing; or

CHAR1\1949791v5 (f) Any event occurs which may, in Lender’s reasonable determination, have a Material Adverse Effect upon the Property or any portion thereof or upon Borrower’s financial condition, operations, assets or prospects; or (g) An Event of Default under any Loan Document; or (h) The dissolution of Borrower; or (i) The commencement of any foreclosure proceedings, proceedings in aid of execution, attachment actions, levies against, or the filing by any taxing authority of a lien against any of the Property or any property securing the repayment of any of the Obligations which lien is not removed (or bonded over which stays such actions) within thirty (30) days thereafter; or (j) (i) The validity or effectiveness of any of the Loan Documents or its transfer, grant, pledge, mortgage, or assignment by the party executing such Loan Document is impaired or challenged; (ii) any party executing any of the Loan Documents asserts that any of such Loan Documents is not a legal, valid and binding obligation of the party thereto enforceable in accordance with its terms; (iii) the security interest or lien purporting to be created by any of the Loan Documents shall for any reason cease to be a valid, perfected lien subject to no other liens other than liens permitted by the terms of this Agreement; or (iv) any Loan Document is amended, hypothecated, subordinated, terminated or discharged, or any Person is released from any of its covenants or obligations under any of the Loan Documents except as permitted by Lender in writing; or (k) the filing of any lien, charge or encumbrance against the Property or any part thereof, other than a Permitted Encumbrance, Permitted Lease, or as may otherwise be expressly set forth in the Loan Documents, which is not removed to the satisfaction of Lender within a period of ten (10) days thereafter; or (l) an event of default (after notice and opportunity to cure available therein) under any Rate Management Agreement, including without limitation, nonpayment by Borrower of any Rate Management Obligation or the breach by Borrower of any term, provision or condition contained in therein; or (m) Borrower fails to maintain the required Funded Indebtedness to Consolidated EBITDA, Debt Service Coverage or Loan to Value Ratio pursuant to Sections 4.22, 4.23 or 4.24 and, within ten (10) days after the earlier of (i) the date Borrower is required to deliver the compliance certificate required under Section 4.4 hereof or (ii) delivery of written notice from Lender of such failure, Borrower fails to do one of the following: (a) pay down the outstanding principal balance of the Loan by an amount necessary to cause the Debt Service Coverage or Loan to Value Ratio to be restored to the required ratio (the “Resizing Amount”) and agrees to permanently reduce the availability of the Loans by such amount, or (b) deposit the Resizing Amount in an interest-bearing demand deposit account in Borrower’s name with and pledged to Lender as collateral for the Loan, or (c) deliver to Lender an irrevocable letter of credit in the face amount of the Resizing Amount in form and substance, and issued by a financial institution, satisfactory to Lender in its sole discretion, and having an “evergreen provision” and expiring not earlier than thirty (30) days after the Termination Date, to be held as collateral for the Loans (subject to the terms of Section 2.5 hereof). 5.2 Remedies. If any Event of Default occurs and is then continuing, Lender may elect to exercise any one or more of the following remedies all of which are cumulative, and all without presentment, demand, protest or notice of any kind, as the same are hereby expressly waived by Borrower, unless otherwise required by applicable law: (a) declare all Obligations to be immediately due and payable, whereupon such Obligations shall immediately become due and payable, or (b) proceed to realize upon the Property or any portion thereof or any property securing the Obligations, including, without limitation, causing all or any part of the Property to be transferred or registered in its name or in the name of any other Person in accordance with applicable law regarding enforcing the security interest

CHAR1\1949791v5 on the Property, with or without designation of the capacity of such nominee, and Borrower shall be liable for any deficiency remaining after disposition of any Property and waives all valuation and appraisement laws, or (c) offset and apply to all or any part of the Obligations all moneys, credits and other property of any nature whatsoever of Borrower now or at any time hereafter in the possession of, in transit to or from, under the control or custody of, or on deposit with (whether held by Borrower individually or jointly with another party), Lender, including but not limited to certificates of deposit, or (d) make any advances without thereby waiving its right to demand payment of the Note, its right not to make any further advances, or any of its other rights or remedies, or (e) perform obligations of Borrower under the Loan Documents in such manner as Lender may determine, or (f) exercise any and all rights and remedies provided by applicable law and/or the Loan Documents. 5.3 Default Rate. During the continuance of an Event of Default, all amounts of principal outstanding as of the date of the occurrence of such Event of Default shall accrue interest at the Default Rate, in Lender’s sole discretion, without notice to Borrower. This provision does not constitute a waiver of any Event of Default or an agreement by Lender to permit any late payments whatsoever. 5.4 No Remedy Exclusive. No remedy set forth herein is exclusive of any other available remedy or remedies, but each is cumulative and in addition to every other remedy available under this Agreement, the Loan Documents or as may be now or hereafter existing at law, in equity or by statute, and each may be exercised together, separately and in any order. Borrower waives any requirement of marshalling of assets that may be secured by any of the Loan Documents. 5.5 Effect of Termination; Voluntary Termination. (a) The termination of this Agreement shall not affect any rights of either party or any obligation of either party to the other, arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights created or Obligations incurred prior to such termination have been fully disposed of, concluded or liquidated. The security interest, lien and rights granted to Lender hereunder and under the Loan Documents shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that no portion of the Loans is outstanding to Borrower, until all of the Obligations have been indefeasibly paid and satisfied in full. (b) Borrower may terminate this Agreement (i) by giving Lender written notice (“Termination Notice”) of the date on which this Agreement is to terminate (“Voluntary Termination Date”) at least ten (10) days before the Voluntary Termination Date, unless such election is revoked by Borrower in writing delivered to Lender, and (ii) by paying on any such Voluntary Termination Date all of the Obligations. Upon the Voluntary Termination Date (unless such termination is revoked as set forth above), (1) the Term Loan and all other Obligations will automatically and immediately become due and payable, and (2) Lender’s obligations under this Agreement and the other Loan Documents arising on and after that effective date of termination will automatically terminate immediately, without notice or demand, which Borrower hereby expressly waives. 5.6 No Adequate Remedy at Law. Borrower recognizes that no remedy at law shall provide adequate relief to Lender in the event that Borrower shall fail to pay, perform, observe or discharge any of its Obligations under this Agreement, the Note or the other Loan Documents, and, accordingly, Lender and Borrower agree that Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that it has incurred actual damages. Section 6 Conditions Precedent.

CHAR1\1949791v5 6.1 Conditions to Loan Advance. Prior to the making of any Loan Advance, Borrower shall execute and/or deliver to Lender those of the following documents and other items required to be executed and/or delivered by Borrower, and shall cause to be executed and/or delivered to Lender those of the following documents and other items required to be executed and/or delivered by others, all of which documents and other items shall contain such provisions as shall be required to conform to this Agreement and otherwise shall be satisfactory in form and substance to Lender: (a) Loan Documents. The Loan Documents. (b) Insurance. The policies of insurance as provided herein. (c) Title Insurance Policy. An ALTA 2006 Loan Policy of Title Insurance (the “Title Policy”) issued by the Title Company in the full amount of the Notes insuring that the Mortgage will be a first priority lien upon the fee simple title to the Real Property to the extent of advances of the Loans made by Lender from time to time under this Agreement, subject to no liens, claims, exceptions or encumbrances except the Permitted Exceptions and containing the following endorsements and such other endorsements as the Lender may require: (i) Comprehensive Endorsement (ALTA Endorsement 9.1-06); (ii) Access Endorsement (ALTA Endorsement 17-06 or 17.1-06, as applicable); (iii) Tax Parcel Endorsement (ALTA Endorsement 18-06 or 18.1-06 as applicable); (iv) Waiver of Arbitration Endorsement; (v) Usury Endorsement; (vi) Variable Rate Endorsement; (vii) Subdivision; (viii) Environmental Protection Lien; and (ix) Such additional endorsements as may be reasonably required by Lender based upon its review of the Title Policy and Survey. (d) Title Clearance Documents. Copies of such documents, if any, as Borrower has provided the Title Company in connection with the issuance and underwriting of the Title Policy. (e) Recorded Documents. Copies of all recorded documents described in the Title Policy. (f) Searches. Current Uniform Commercial Code, federal and state tax lien and judgment searches, pending suit and litigation searches and bankruptcy court filings searches covering Borrower and disclosing no matters objectionable to Lender. (g) Opinion of Counsel. Opinion letter from legal counsel for Borrower (which counsel must be approved by Lender with respect to the issuance of such opinion) opining to the authority of said parties to execute, deliver and perform their respective obligations under the Loan Documents, to the validity and binding effect and enforceability of the Loan Documents and to such other matters as Lender and its counsel shall require. (h) Flood Plain. Evidence that (a) no portion of the Real Property is located in an area designated by the U.S. Secretary of Housing and Urban Development as having special flood hazards, or if any portion of the Real Property is so located, evidence that flood insurance is in effect; and (b) no portion of the Real Property is located in a federally, state or locally designated wetland or other type of government protected area.

CHAR1\1949791v5 (i) Environmental Report. Evidence that the environmental condition of the Property is satisfactory to Lender. Such evidence shall include, but shall not be limited to, a Phase I environmental audit certified to Borrower and Lender and setting forth an asbestos evaluation and other environmental investigations of the Property and the areas surrounding the Property (the “Environmental Report”). Such testing and investigation shall be performed by an environmental professional acceptable to Lender in a manner satisfactory to Lender. (j) Financial Conditions. Evidence that, as of the date of the Loan Advance, there has been no Material Adverse Effect since the date of the most recent financial statements or projections delivered to Lender or the most recent inspections of the condition of the Property made by the Lender, as the case may be. (k) Appraisal. An appraisal acceptable to Lender indicating that the amount of the Term Loan is not more than seventy percent (70%) of the aggregate fair market “as is” value of the Property. (l) Organizational Documents. A certified copy (certified, where applicable, by the state office in which such documents were filed, and in all other cases by the secretary or other appropriate representative of the entity) of: (i) the articles of organization or incorporation, and operating agreement or bylaws of Borrower, as applicable; (ii) resolutions by the Borrower authorizing the execution and delivery of the documents evidencing and securing the Loans; (iii) an incumbency certificate, including specimen signatures for all individuals executing any of the Loan Documents for the Borrower executing any of the Loan Documents; (iv) certificates of good standing for the Borrower that is an entity from the Secretary of State of the State of Delaware; and (v) all other instruments and documents concerning the formation and existence for the Borrower that is an entity, and the execution and delivery of the Loan Documents by the Borrower, required by the Lender. (m) Additional Documents. Such other papers and documents regarding Borrower or the Property as Lender may require. 6.2 Conditions Precedent in General. In addition to the other conditions set forth herein, the obligation of Lender to make any Loan Advance shall be conditioned upon and subject to the payment to Lender of all loan fees then owing from Borrower to Lender and to satisfaction of all of the following conditions: (a) The Lender shall have received all documents, instruments and reports referred to in Article 4, in form and substance reasonably acceptable to the Lender, as of the date of such disbursement. (b) All representations and warranties contained in this Agreement and in the other Loan Documents shall be true in all material respects on and as of the date of such disbursement. (c) Borrower shall have performed all of its obligations under all Loan Documents which are required to be performed on or prior to the date of such disbursement. (d) There shall be no Material Adverse Effect in the financial condition of Borrower as reasonably determined by Lender as of the date of such disbursement. (e) No Event of Default shall have occurred that has not been waived in writing by Lender, and no event or circumstance that with the giving of notice, the passage of time, or both, would constitute an Event of Default shall then exist. (f) No litigation or proceedings are pending (including proceedings under Title 11 of the United States Code) against Borrower or the Property, which litigation or proceedings, in the reasonable judgment of Lender, would adversely affect Borrower’s ability to perform its respective obligations under the Loan Documents or adversely affect the Property or any portion thereof. Section 7 Miscellaneous Provisions. 7.1 Miscellaneous. This Agreement, the exhibits and the other Loan Documents are the complete agreement of the parties hereto and supersede all previous understandings relating to the subject matter hereof.

CHAR1\1949791v5 Subject to Lender’s rights set forth in Section 2.2 hereof, this Agreement may be amended only in writing signed by the party against whom enforcement of the amendment is sought. This Agreement may be executed in counterparts. If any part of this Agreement is held invalid, illegal or unenforceable, the remainder of this Agreement shall not in any way be affected. This Agreement is and is intended to be a continuing agreement and shall remain in full force and effect until the Loans and Obligations are finally and irrevocably paid and satisfied in full and this Agreement is terminated. 7.2 Waiver by Borrower. Borrower waives notice of non-payment, diligence, demand, presentment, notice or non-payment or dishonor, protest or notice of protest of any collateral or otherwise, and all other notices (except those notices specifically provided for in this Agreement and the other Loan Documents); consents to any renewals or extensions of time of payment of any Obligations; consent to the release without notice of any party liable on any of the Obligations; consents to the addition without notice of parties liable on any of the Obligations; and consents to the acceptance or release without notice of collateral, all without in any way affecting its liability. Borrower hereby waives all suretyship defenses, or impairment of collateral, including but not limited to, all defenses set forth in the Uniform Commercial Code. 7.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective legal representatives, successors and assigns of the parties hereto; however, without Lender’s prior written consent, Borrower may not assign or transfer any of its rights or delegate any of its Obligations under this Agreement or any of the Loan Documents. Lender (and any subsequent assignee) may transfer and assign any of its rights or delegate any of its duties under this Agreement or may transfer or assign partial interests or participations in the Loans or Notes to other Persons provided that, at all times on and after the Effective Date, the “Lender” (as defined in this Agreement and the other Loan Documents) is also “Party A” under the Rate Management Agreement, it being the intention of the parties that the Rate Management Agreement, this Agreement, and the Loan Documents all be between Lender and Borrower. Lender may disclose to all prospective and actual assignees and participants all financial, business and other information about Borrower which Lender may possess at any time. 7.4 Security. The Obligations are secured as provided in this Agreement, the Mortgage, in the other Loan Documents and in each other document or agreement that by its terms secures the repayment or performance of the Obligations (or any portion thereof). 7.5 Survival. All representations, warranties, covenants and agreements made by Borrower herein and in the Loan Documents shall survive the execution and delivery of this Agreement, the Loan Documents and the issuance of the Notes, and will continue until all Obligations are paid and satisfied in full. 7.6 Delay or Omission. No delay or omission on the part of Lender in exercising any right, remedy or power arising from any Event of Default or otherwise shall impair any such right, remedy or power or any other right remedy or power or be considered a waiver or any right, remedy or power or any Event of Default nor shall the action or omission to act by Lender upon the occurrence of any Event of Default impair any right, remedy or power arising as a result thereof or affect any subsequent Event of Default of the same or different nature. 7.7 Notices. Any notices under or pursuant to this Agreement shall be deemed duly sent when delivered in hand or when mailed by registered or certified mail, return receipt requested or by recognized overnight courier service addressed as follows: To Borrower: Universal Technical Institute, Inc. 4225 E. Windrose Drive, Suite 200 Phoenix, Arizona 85032 Attention: Troy Anderson, Chief Financial Officer With a copy to: DLA Piper LLP (US) Attn: David Lewis, Esq. 2525 E Camelback Rd., Suite 1000 Phoenix, AZ 85016 To Lender: Fifth Third Bank, National Association 38 Fountain Square Plaza

CHAR1\1949791v5 Cincinnati, Ohio 45263 Attention: Commercial Loan Department Either party may change such address by sending written notice of the change to the other party. 7.8 No Partnership. Nothing contained herein or in any of the Loan Documents is intended to create or shall be construed to create any partnership, joint venture or other relationship between Lender and Borrower other than as expressly set forth herein or therein and shall not create any joint venture, partnership or other relationship. 7.9 Indemnification. If after receipt of any payment of all or part of the Obligations, Lender is for any reason compelled to surrender such payment to any Person, because such payment is determined to be void or voidable as a preference, impermissible setoff, or diversion of trust funds, or for any other reason, this Agreement shall continue in full force and effect and Borrower shall be liable to, and shall indemnify, save and hold Lender, its officers, directors, attorneys, and employees harmless of and from the amount of such payment surrendered. The provisions of this Section 7.9 shall be and remain effective notwithstanding any contrary action which may have been taken by Lender in reliance on such payment, and any such contrary action so taken shall be without prejudice to Lender’s rights under this Agreement and shall be deemed to have been conditioned upon such payment becoming final, indefeasible and irrevocable. In addition, to the extent permitted by applicable law, except to the extent of the gross negligence or willful misconduct of Lender, its agents, employees, contractors, and licensees, Borrower shall indemnify, defend, save and hold Lender, its officers, directors, attorneys, and employees harmless of, from and against all claims, demands, liabilities, judgments, losses, damages, costs and expenses, joint or several (including all accounting fees and attorneys’ fees reasonably incurred), that Lender or any such indemnified party may incur by third party claims arising out of this Agreement, any of the Loan Documents or any act taken by Lender hereunder. The provisions of this Section 7.9 shall survive the termination of this Agreement. 7.10 Governing Law; Jurisdiction. This Agreement, the Note and the other Loan Documents are delivered in, are intended to be performed in, will be controlled, interpreted, construed and enforceable in accordance with and governed by the internal laws of, the State Arizona (except to the extent expressly stated in the Mortgage, Assignment of Leases, or Indemnity Agreement), without regard to principles of conflicts of law. Borrower agrees that the state and federal courts in Hamilton County, Ohio or Maricopa County, Arizona, shall have non-exclusive jurisdiction over all matters arising out of the Loan Documents and consent to jurisdiction and venue of such courts and waives any argument that venue in such forum and venue is not convenient, and that service of process in any such proceeding shall be effective if mailed to Borrower at their address described in the Notices section of this Agreement. Nothing contained herein shall affect the right of Lender to serve process in any other manner permitted by law. 7.11 JURY TRIAL WAIVER. LENDER AND BORROWER HEREBY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY WHETHER IN CONTRACT, TORT OR OTHERWISE. THIS PROVISION AND THE WAIVER SET FORTH HEREIN ARE MATERIAL INDUCEMENTS TO LENDER TO PROVIDE THE FINANCING DESCRIBED HEREIN AND IN THE LOAN DOCUMENTS. 7.12 PATRIOT ACT NOTICE. Borrower hereby acknowledges that it seeks to comply with all applicable laws concerning money laundering and related activities. To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each party who opens an account. Lender will ask each party to a financial transaction their name, address and other information that will allow Lender to identify such party. Lender may also ask to see other documents that substantiate a party’s identity. 7.13 Entire Agreement; No Oral Modifications. The Loan Documents to which Borrower is a party, collectively constitute the entire understanding between Lender and Borrower as to the matters contemplated therein and may not be modified, amended or terminated except by written agreement signed by both Lender and Borrower. 7.14 Approvals, Consents and Waiver. No approval, acceptance or consent of Lender required by any provision of the Loan Documents, nor any statement or waiver of any required approval, acceptance, acceptability, consent or condition, shall be deemed to have occurred until set forth in writing, signed by Lender, and delivered to Borrower. Any approval, acceptance, consent, waiver or statement of acceptability granted by Lender shall be applicable only to the particular occurrence, circumstance or instance identified in such writing, and shall not

CHAR1\1949791v5 constitute a continuing approval, acceptance, consent, waiver or statement of acceptability or be otherwise applicable to any other occurrence, circumstance or instance, whether similar or dissimilar. When this Agreement, any other Loan Document refers to the consent or approval of Lender, or provides that any document, matter, act, event, occurrence or Person must be satisfactory or acceptable to Lender or words of similar import, such consent or approval may be given or withheld by Lender, and such document, matter, act, event, occurrence or Person must be satisfactory or acceptable to Lender, in its sole and absolute discretion, unless otherwise expressly provided herein or therein. 7.15 Time Is of the Essence. Time is of the essence of the Loan Documents and of every part hereof, and Borrower therefore acknowledges that Lender has no obligation to grant any extension of any provision thereof, and any extension which Lender may elect to grant may be conditioned upon such terms and conditions as Lender may impose in its sole discretion. 7.16 Severability. In the event of any invalidity or unenforceability of any Loan Document or any provision of any Loan Documents, the remainder of the Loan Documents shall remain in full force and effect. 7.17 Headings. Headings herein are used for convenience of reference only and do not define or limit the scope of provisions of this Agreement. 7.18 Interpretation. Each of the Loan Documents shall be construed without regard to whether it was prepared or drafted by one party or the other or either of their attorneys. 7.19 Electronic Signatures; Counterparts. This Agreement and the other Loan Documents may be signed by facsimile signatures or other electronic delivery of an image file reflecting the execution hereof, and, if so signed: (a) may be relied on by each party as if the document were a manually signed original and (b) will be binding on each party for all purposes. This Agreement may be executed in multiple counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. 7.20 Limitation Upon Interest. In the event that the interest and/or charges in the nature of interest, if any, provided for by this Agreement or by any other Loan Document, or the amount paid, or agreed to be paid, to Lender for the use, forbearance or detention of money to be loaned under this Agreement or the other Loan Documents, or for the performance or payment of any covenant or obligation contained herein or therein, contravenes a legal or statutory limitation applicable to the Term Loan, if any, Borrower will pay only such amounts as would legally be permitted; provided, however, that if the defense of usury and all similar defenses are unavailable to Borrower, Borrower will pay all amounts provided for herein. If, for any reason, amounts in excess of the amounts permitted in the foregoing sentence have been paid, received, collected or applied hereunder, whether by reason of acceleration or otherwise, then, and in that event, any such excess amounts will be applied to principal, unless principal has been fully paid, in which event such excess amount will be refunded to Borrower. Borrower agrees to pay an effective rate of interest equal to the rate stated in this Agreement and the Term Note, plus any additional rate, if any, resulting from any charge or fee in the nature of interest paid or to be paid by Borrower and/or any other obligor in connection with the indebtedness secured by the Loan Documents, or any benefit received or to be received by Lender in connection with the indebtedness or the Loan Documents. 7.21 Waiver of Offsets; Counterclaims. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender to offset any obligations to make the payments required by the Loan Documents. No failure by Lender to perform any of its material obligations hereunder will result in any offset against any payments which Borrower is obligated to make under any of the Loan Documents. 7.22 Document Imaging, Electronic Transactions and the UETA. Without notice to or consent of Borrower, Lender may create electronic images of this Agreement and the other Loan Documents and destroy paper originals of any such imaged documents. Provided that such images are maintained by or on behalf of Lender as part of Lender’s normal business processes, Borrower agrees that such images have the same legal force and effect as the paper originals, and are enforceable against Borrower. Furthermore, Borrower agrees that Lender may convert any Loan Document into a “transferrable record” as such term is defined under, and to the extent permitted by, the Uniform Electronic Transactions Act as in effect in the State of Arizona, as amended from time to time, and any successor statute, and any regulations promulgated thereunder from time to time (the “UETA”), with the image of such instrument in Lender’s possession constituting an “authoritative copy” under the UETA.

CHAR1\1949791v5 [Signature Pages Intentionally Omitted]

CHAR1\1949791v5 EXHIBIT A Definitions “Affiliate” means, as to Borrower, (a) any person or entity which, directly or indirectly, is in control of, is controlled by or is under common control with, Borrower. “Applicable Margin” means, as to Tranche Rate Loans, 2.00% per annum, and as to Base Rate Loans, 0.00% per annum. “Assignment of Leases” shall mean that certain Assignment of Rents and Leases of even date herewith encumbering the Property by Borrower for the benefit of Lender to secure the Term Loan, as the same may be amended, restated, modified, extended or supplemented and in effect from time to time. “Base Rate” means a variable per annum rate, as of any date of determination, equal to the Prime Rate. The Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Lender may make commercial loans or other loans at rates of interest at, above or below the Base Rate. Any change in the Base Rate shall be effective for purposes of this Agreement on the date of such change without notice to Borrower. “Business Day” means any day other than a Saturday, Sunday or federal holiday and (i) with respect to all notices and determinations, including interest payment dates, in connection with Term SOFR, any day that commercial banks in New York, New York are required by law to be open for business and that is a U.S. Government Securities Business Day and (ii) in all other cases, any day on which commercial banks in Cincinnati, Ohio are required by law to be open for business; provided that, notwithstanding anything to the contrary in this definition of “Business Day”, at any time during which a Rate Management Agreement with Lender is then in effect with respect to all or a portion of the Note, then the definitions of “Business Day” and “Banking Day”, as applicable, pursuant to such Rate Management Agreement shall govern with respect to all applicable notices and determinations in connection with such portion of the Note subject to such Rate Management Agreement. “Certificate of Designations” means the Certificate of Designations of the Series A Convertible Preferred Stock, dated June 26, 2016, which fixes the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions of the Series A Preferred Stock. “Conforming Changes” means, with respect to the use, administration of, or any conventions associated with the Tranche Rate or any proposed Successor Rate, as applicable, any changes to the terms of this Agreement related to the timing, frequency, and methodology of determining rates and making payments of interest, including changes to the definition of Business Day, lookback periods or observation shift, prepayments, and borrowing, conversion, or continuation notices, and other technical, administrative, or operational matters, as may be appropriate, in the discretion of Lender, to reflect the adoption and implementation of such applicable rate and to permit the administration thereof by Lender in an operationally feasible manner and, to the extent feasible, consistent with market practice. “Consolidated EBITDA” means, for any period, the sum of the following determined on a consolidated basis, without duplication, for the Borrower and its subsidiaries in accordance with GAAP; (a) consolidated income of the Borrower and its subsidiaries, plus (b) the sum of the following, to the extent deducted in determining income for such period: (i) the provision for income taxes payable during such period, (ii) interest expense, (iii) amortization, depreciation and other non-cash charges including net stock-based compensation (except to the extent that such non-cash charges are reserved for cash charges to be taken in the future), (iv) fees, costs, and expenses (including legal, accounting and financing costs) expensed during such period in connection with any of potential acquisitions, new program, and campus start-up costs, and (v) the amount of any non-recurring restructuring charge, reserve, integration costs, or other business optimization expense or cost including those one-time charges related to severance and expenses relating to Borrower’s stated growth and diversification strategy, less (c) the sum of the following, without duplication, to the extent included in determining consolidated income for such period: (i) any extraordinary gains or unusual and non- recurring gains for such period (ii) interest income and (iii) non-cash gains or non-cash items increasing consolidated income for such period.

CHAR1\1949791v5 “Daily Simple SOFR” means a rate based on SOFR with interest accruing on a simple daily basis in arrears with a methodology and conventions selected by Lender. “Debt Service Coverage Ratio” means the ratio of (a) the sum of Borrower’s Consolidated EBITDA (less Preferred Dividends) and other extraordinary items, to (b) the current portion of Long Term Debt and interest paid, for the measurement period. “Effective Date” has the meaning set forth in the first paragraph of this Agreement. “Environmental Report” has the meaning set forth in Section 6.1(i) of this Agreement. “Excluded Swap Obligation” means, with respect to any guarantor of a Swap Obligation, including the grant of a security interest to secure the guaranty of such Swap Obligation, any Swap Obligation if, and to the extent that, such Swap Obligation is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty or grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Swap Obligation or security interest is or becomes illegal. “Floor” means 0.00%. “First Amendment Effective Date” means April 1, 2023 “Funded Indebtedness” means all Indebtedness (i) in respect of money borrowed or (ii) evidenced by a note or a debenture (senior or subordinated), or (iii) in respect of rent or hire of property under leases or lease arrangements which under generally accepted accounting principles are required to be capitalized, or (iv) in respect of obligations under conditional sales or other title retention agreements. “Hazardous Substances” shall have the meaning set forth in the Indemnity Agreement. “Improvements” shall mean all buildings, structures, paving, lighting, landscaping, utility lines and equipment and all other site improvements and all other improvements on the Real Property. “Indebtedness” means (i) all items (except items of capital stock, of capital surplus, of general contingency reserves or of retained earnings, deferred income taxes, and amount attributable to minority interest of any) which in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liability side of a balance sheet as at the date as of which Indebtedness is determined, (ii) all indebtedness secured by any mortgage, pledge, lien or conditional sale or other title retention agreement to which any property or asset owned or held is subject, whether or not the indebtedness secured thereby shall have been assumed (excluding non-capitalized leases which may amount to title retention agreements but including capitalized leases), and (iii) all indebtedness of others which an entity has directly or indirectly discounted or sold with recourse or agreed (continently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which such entity or any subsidiary has agreed to apply or advance funds (whether by way of loan, stock purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable. “Indemnity Agreement” shall mean that certain Environmental Release, Hold Harmless and Indemnity dated as of even date herewith by Borrower in favor of Lender. “Liquidation Preference” means the liquidation preference of the Series A Preferred Stock, as adjusted from time to time, pursuant to the Certificate of Designations. The Liquidation Preference as of March 31, 2021 was $100 per share of Series A Preferred Stock. “Loan Advance” shall mean a disbursement of all or any portion of the Loans.

CHAR1\1949791v5 “Loan Documents” means this Agreement, the Note, the Mortgage, the Assignment of Rents and Leases, the Indemnity Agreement, and each Rate Management Agreement between Borrower and Lender; and “Loan Document” means any one of the Loan Documents. “Long Term Debt” means Indebtedness which either by its terms is not payable in full within one (1) year from the date incurred, or the repayment of which may, at the option of the obligor, be extended for a period of more than one (1) year from the date incurred. “Material Adverse Effect” means a material adverse effect on (a) Borrower’s (taken as whole): (i) business, operations, prospects or financial condition, or (ii) ability to perform any of its material obligations or the negative covenants in Section 5 of this Agreement, or other material obligations under any of the Loan Documents; (b) the recoverable value of the Property or Lender’s rights or interests therein; (c) the enforceability or validity on any Loan Document, or the perfection or priority in the collateral granted thereunder, or (d) the ability of Lender to exercise any of its material rights or remedies under the Loan Documents or under applicable law. “Mortgage” shall mean that certain Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing and that certain Assignment of Rents and Leases each of even date herewith encumbering the Property by Borrower for the benefit of Lender to secure the Obligations, as each of the same may be amended, restated, modified, extended or supplemented and in effect from time to time. “Note(s)” shall mean the Term Note. “Obligation(s)” means all loans, advances, indebtedness, liabilities and obligations of Borrower owed to Lender whether now existing or hereafter arising under this Agreement, the Note, the Mortgage, the Indemnity, the Assignment of Rents, and the other Loan Documents, any and all Rate Management Obligations, all obligations to perform or forbear from performing acts under the Loan Documents, all amounts disbursed by Lender for the benefit of or at the request of Borrower under the Loan Documents, and all expenses and attorneys’ fees incurred by Lender under this Agreement; provided that the “Obligations” shall exclude any Excluded Swap Obligations. “Permitted Encumbrances” means any liens, obligations, agreements or items of record that are subordinate to the Deed of Trust. “Permitted Exceptions” shall mean the exceptions to the title of the Real Property listed on Schedule B-1 to the Title Policy and all Permitted Leases. “Permitted Leases” shall mean commercial leases of the Property executed by Borrower (i) with any affiliate of Borrower, and (ii) for any leases with any third party that is not an affiliate of Borrower, with the prior written consent of Lender (not to be unreasonably withheld, conditioned or delayed), which at the request of Lender, shall be subject to a subordination, non-disturbance, and attornment agreement on Lender’s then current-form (with any commercially reasonable changes requested by such tenant). “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity. “Preferred Dividends” means the noncumulative cash dividend on each share of Series A Preferred Stock payable out of UTI’s legally available funds semi-annually in arrears on September 30 and March 31 of each year which begin to accrue on the first day of the applicable dividend period at a rate of seven and one-half percent (7.5%) per annum on the Liquidation Preference then in effect, as such amount is adjusted from time to time pursuant to the Certificate of Designations, before any dividends are declared, set apart or paid upon any capital stock of UTI ranking junior to the Series A Preferred Stock; provided, however, if the foregoing cash dividend is not paid, the Liquidation Preference is increased to an amount equal to the Liquidation Preference then in effect plus an amount reflecting that Liquidation Preference multiplied by the cash dividend rate then in effect plus two percent (2.0%) per annum. “Prime Rate” means, as of any date, the greater of: (a) 3.5% (b) the rate that Fifth Third Bank, N.A.publicly announces, publishes or designates from time to time as its index rate or prime rate, or any successor rate thereto, in effect at its principal office. Such rate is a reference rate and does not necessarily represent the lowest or best rate actually charged

CHAR1\1949791v5 to any customer. Fifth Third may make commercial loans or other loans at rates of interest at, above or below its index rate or prime rate. “Property” shall have the meaning set forth in the Mortgage. “Rate Management Agreement” means the ISDA Master Agreement between UTI and the Lender executed on or about the date hereof, and any schedules, confirmations and documents and other confirming evidence between the parties confirming transactions thereunder, all whether now existing or hereafter arising, and in each case as amended, modified or supplemented from time to time. “Rate Management Obligations” means any and all obligations of Borrower to Lender or any affiliate of Fifth Third Bancorp, whether absolute, contingent or otherwise and howsoever and whensoever (whether now or hereafter) created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefore), under or in connection with (i) any and all Rate Management Agreements, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Agreement. “Real Property” shall have the meaning set forth in the Mortgage. “Series A Preferred Stock” means UTI’s Series A Preferred Stock, par value $0.0001 per share. “Spread Adjustment” means a mathematical or other adjustment to an alternate benchmark rate selected pursuant to Section 2.3(c) of the Agreement and such adjustment may be positive, negative, or zero, subject to the specific Spread Adjustments set forth in Section 2.3(c). “Successor Rate” shall mean any successor index rate determined pursuant to Section 2.3(c) from time to time, including any applicable Spread Adjustment. “Successor Rate Loans” means any Loans that accrue interest by reference to the Successor Rate. “Swap Obligation” means any Rate Management Obligation that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act, as amended from time to time. “Term SOFR” means, with respect to a Tranche Rate Loan, the forward-looking SOFR rate administered by CME Group, Inc. (or other administrator selected by Lender) and published on the applicable Bloomberg LP screen page (or such other commercially available source providing such quotations as may be selected by Lender), fixed by the administrator thereof two Business Days prior to the commencement thereof for a 1-month interest period (provided, however, that if Term SOFR is not published for such Business Day, then Term SOFR shall be determined by reference to the immediately preceding Business Day on which such rate is published), adjusted for reserves if Lender is required to maintain reserves with respect to the Loans, all as determined by Lender in accordance with the Agreement and Lender’s loan systems and procedures periodically in effect. “Termination Date” means the earliest of: (i) May 12, 2028, (ii) the date upon which the entire outstanding balance under the Notes shall become due pursuant to the provisions hereof (whether as a result of acceleration by Lender or otherwise), and (iii) the date upon which the Loans shall be repaid in full. “Title Company” shall mean First American Title Insurance Company. “Title Policy” shall have the meaning set forth in Section 6.1(c) of this Agreement. “Tranche Rate” means the greater of (a) the Floor and (b) Term SOFR. Each determination by Lender of the Tranche Rate shall be conclusive and binding in the absence of manifest error. Notwithstanding anything to the contrary contained in the Agreement, at any time during which a Rate Management Agreement is then in effect with respect to all or a portion of the Obligations bearing interest based upon the Tranche Rate or any Successor Rate, the Floor shall be disregarded and no longer of any force and effect with respect to such Obligations (or portion thereof) subject to such Rate Management Agreement.

CHAR1\1949791v5 “Tranche Rate Adjustment” means, with respect to any Tranche Rate Loan, a percentage per annum equal to 0.046%. “Tranche Rate Loans” means any Loans that accrue interest by reference to the Tranche Rate in accordance with Section 2.3 of the Agreement and the other terms of the Agreement. “Uniform Commercial Code” shall have the meaning set forth in the Mortgage. “U.S. Government Securities Business Day” means any day other than a Saturday, Sunday, or day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

CHAR1\1949791v5 SCHEDULE I TERM LOAN PRINCIPAL PAYMENT SCHEDULE See attached.

Attachment A

Universal Technical Institute, Inc.
Principal Payment Schedule

	Payment Date	Principal Amount Due
1	06/01/21	$66,100.00
2	07/01/21	$66,100.00
3	08/01/21	$66,100.00
4	09/01/21	$66,100.00
5	10/01/21	$66,100.00
6	11/01/21	$66,100.00
7	12/01/21	$66,100.00
8	01/01/22	$66,100.00
9	02/01/22	$66,100.00
10	03/01/22	$66,100.00
11	04/01/22	$66,100.00
12	05/01/22	$66,100.00
13	06/01/22	$68,500.00
14	07/01/22	$68,500.00
15	08/01/22	$68,500.00
16	09/01/22	$68,500.00
17	10/01/22	$68,500.00
18	11/01/22	$68,500.00
19	12/01/22	$68,500.00
20	01/01/23	$68,500.00
21	02/01/23	$68,500.00
22	03/01/23	$68,500.00
23	04/01/23	$68,500.00
24	05/01/23	$68,500.00
25	06/01/23	$70,900.00
26	07/01/23	$70,900.00
27	08/01/23	$70,900.00
28	09/01/23	$70,900.00
29	10/01/23	$70,900.00
30	11/01/23	$70,900.00
31	12/01/23	$70,900.00
32	01/01/24	$70,900.00
33	02/01/24	$70,900.00
34	03/01/24	$70,900.00
35	04/01/24	$70,900.00
36	05/01/24	$70,900.00
37	06/01/24	$73,500.00
38	07/01/24	$73,500.00
39	08/01/24	$73,500.00
40	09/01/24	$73,500.00
41	10/01/24	$73,500.00
42	11/01/24	$73,500.00
43	12/01/24	$73,500.00
44	01/01/25	$73,500.00
45	02/01/25	$73,500.00
46	03/01/25	$73,500.00
47	04/01/25	$73,500.00
48	05/01/25	$73,500.00

CHAR1\1949791v5

Attachment A

	Payment Date	Principal Amount Due
49	06/01/25	$76,100.00
50	07/01/25	$76,100.00
51	08/01/25	$76,100.00
52	09/01/25	$76,100.00
53	10/01/25	$76,100.00
54	11/01/25	$76,100.00
55	12/01/25	$76,100.00
56	01/01/26	$76,100.00
57	02/01/26	$76,100.00
58	03/01/26	$76,100.00
59	04/01/26	$76,100.00
60	05/01/26	$76,100.00
61	06/01/26	$78,800.00
62	07/01/26	$78,800.00
63	08/01/26	$78,800.00
64	09/01/26	$78,800.00
65	10/01/26	$78,800.00
66	11/01/26	$78,800.00
67	12/01/26	$78,800.00
68	01/01/27	$78,800.00
69	02/01/27	$78,800.00
70	03/01/27	$78,800.00
71	04/01/27	$78,800.00
72	05/01/27	$78,800.00
73	06/01/27	$81,600.00
74	07/01/27	$81,600.00
75	08/01/27	$81,600.00
76	09/01/27	$81,600.00
77	10/01/27	$81,600.00
78	11/01/27	$81,600.00
79	12/01/27	$81,600.00
80	01/01/28	$81,600.00
81	02/01/28	$81,600.00
82	03/01/28	$81,600.00
83	04/01/28	$81,600.00
84	05/01/28	$81,600.00
85	05/12/28	Remaining Schedule

CHAR1\1949791v5

CHAR1\1949791v5 EXHIBIT B Form of Projected Income Statement UTI Preliminary Outlook* P&L FYE [next fiscal year] Total Revenue Total Costs and Expenses Operating Income Margin % Net Income Net Income Margin % EBIT EBIT Margin % Adjusted EBITDA Adjusted EBITDA Margin % *Note: Forecast is preliminary and is not a commitment by UTI to achieve these figures. Projections are subject to change as more information becomes available and outlook continues to be refined over time.